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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): December 15, 2007

                        VASO ACTIVE PHARMACEUTICALS, INC.

               (Exact Name of Registrant as Specified in Charter)



         Delaware                   001-31924                  02-0670926
         --------                   ---------                  ----------
(State or Other Jurisdiction     (Commission File           (I.R.S. Employer
 of Incorporation)                    Number )            Identification No.)


                 99 Rosewood Drive, Suite 260, Danvers, MA 01923
                 -----------------------------------------------
              (Address of Principal Executive Offices and Zip Code)


       Registrant's telephone number, including area code: (978) 750-1991

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17   CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT OBLIGATION OR
AND OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

         In September 2005, Vaso Active Pharmaceuticals, Inc. (the "Company") entered into a Stipulation and Agreement of Settlement (the "Settlement Agreement") wherein the Company was obligated to issue to the putative class members in IN RE VASO ACTIVE PHARMACEUTICALS SECURITIES LITIGATION, Master Docket No. 04-10708-RCL (D. Mass.), an aggregate principal amount of $750,000 two-year 5% Subordinated Callable Convertible Notes due December 15, 2007 (the "Notes"). The Notes bear interest at a rate of 5% per annum. Of these Notes, $187,500 in the aggregate principal amount of the Notes have been issued to plaintiffs' counsel in the class action case as part of their court-approved compensation, and $562,500 are required to be issued to putative class members. Pursuant to an understanding with plaintiffs' counsel in the class action case, for convenience purposes the Company has not physically issued the approximately 300 required class members' Notes, but rather agreed to pay the amounts represented by those to-be-issued Notes on the maturity date. All of these Notes (including the Notes that were not physically issued under the agreement described above) were due and payable on December 15, 2007.

         On December 15, 2007, the Company failed to pay the outstanding principal and accrued interest due under the Notes. Under the terms of the Notes, such failure to pay will become an Event of Default (as defined in the Notes) on the close of business on Friday, December 22, 2007 if such amounts are not paid prior to that time. The occurrence of an Event of Default under the Notes gives the holders of the Notes the right to require the Company to pay all of the outstanding principal amount, plus all accrued but unpaid interest under the Notes, subject, however, to the subordination provisions of the Notes, which among other things prohibit the holders of the Notes from taking any actions to collect amounts due if an event of default under certain Senior Indebtedness (as defined in the Notes) has occurred or will occur as a result thereof. As previously disclosed, an Event of Default has occurred and is continuing under the Company's Senior Secured Convertible Notes due May 1, 2007, which indebtedness constitutes "Senior Indebtedness" under the Notes. No notices of default or potential action have been delivered to the Company by any holder of Notes at this time.

ITEM 8.01.   OTHER EVENTS.

         As of December 11, 2007, the holders of the Notes under the Settlement Agreement Company executed a Secondary Securities Purchase Agreement (the "Purchase Agreement") with VNA Holdings Inc. ("VNA") and the Company, wherein VNA agreed to purchase from the holders of the Notes, and the holders of the Notes agreed to sell to VNA, the Notes for an aggregate purchase price of $120,000. VNA is a corporation controlled by non-executive employees of Biochemics, Inc., the parent company of the Company. The consummation of the purchase and sale under the Purchase Agreement is subject to approval by the United States District Court for the District of Massachusetts.

         The Company has been advised that a motion to amend the previous court order regarding the distribution of funds under the Settlement Agreement and to approve the consummation of the purchase and sale under the Purchase Agreement was filed on December 18, 2007; however, the Company can not predict when or whether the court will approve the transactions contemplated under the Purchase Agreement.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                           VASO ACTIVE PHARMACEUTICALS, INC.

                                      By:  /s/ Joseph Frattaroli
                                           ----------------------------------
                                           Name:    Joseph Frattaroli
                                           Title:   Acting Chief Executive
                                                    Officer and President


Dated: December 20, 2007